                                 SALES CONTRACT

                                 By and Between

                      ROBERTS PROPERTIES RESIDENTIAL, L.P.,
                         a Georgia limited partnership,
                                 as Purchaser,

                                      and

                  ROBERTS PROPERTIES PEACHTREE DUNWOODY, LLC,
                      sa Georgia limited liability company,
                                   as Seller.

                                  June 28, 2005

                                    Property:

          Pod T in Cousins Westside, Alpharetta, Fulton County, Georgia

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                               TABLE OF CONTENTS

ARTICLE I --    PROPERTY TO BE CONVEYED.........................................  1
ARTICLE II --   PURCHASE PRICE..................................................  1
ARTICLE III --  ITEMS TO BE DELIVERED BY SELLER AT CLOSING......................  1
ARTICLE IV --   ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING...................  2
ARTICLE V --    SELLER'S DELIVERY OF DOCUMENTS..................................  3
ARTICLE VI --   TIME AND PLACE OF CLOSING AND CLOSING COSTS.....................  3
ARTICLE VII --  APPORTIONMENTS..................................................  3
ARTICLE VIII -- BROKERS.........................................................  4
ARTICLE IX --   MISCELLANEOUS...................................................  4
ARTICLE X --    SECTION 1031 EXCHANGE...........................................  5

                                 SALES CONTRACT

      THIS AGREEMENT is made and entered into as of the 28th day of June, 2005, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership ("PURCHASER") and ROBERTS PROPERTIES PEACHTREE DUNWOODY, LLC, a Georgia limited liability company ("SELLER").

                      ARTICLE I -- PROPERTY TO BE CONVEYED

            A. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, that certain parcel of land described on EXHIBIT A attached hereto and by this reference incorporated herein (the "LAND"), together with any buildings and improvements on the Land (the "IMPROVEMENTS"; the Land and the Improvements are hereinafter collectively referred to as the "PROPERTY").

            B. The Property is commonly known as Parcel T in Cousins Westside (the "PROJECT") in Alpharetta, Fulton County, Georgia. Seller and Purchaser acknowledge that the Land has been labeled as Pod T for the purpose of distinguishing the separate allowable uses of the Land pursuant to the current zoning of the Property.

                          ARTICLE II -- PURCHASE PRICE

      The purchase price ("PURCHASE PRICE") for the Property shall be Three Million Three Hundred Thirteen Thousand Three Hundred Two and 77/100 Dollars ($3,313,302.77). Subject to all prorations and adjustments provided for herein, the Purchase Price shall be paid at Closing (as hereinafter defined) by Purchaser to Seller by wire-transfer of funds immediately available to Seller to an account designated by Seller.

            ARTICLE III - ITEMS TO BE DELIVERED BY SELLER AT CLOSING

      At the Closing, Seller will deliver the following to Purchaser:

            A. A duly executed limited warranty deed (the "DEED") that will convey title to the Property subject only to the title exceptions set forth on EXHIBIT B attached hereto and made a part hereof (the "PERMITTED EXCEPTIONS").

            B. A duly executed affidavit in a form customarily used for commercial real estate transactions in the State of Georgia and which is acceptable to the Purchaser's title insurance company (the "TITLE COMPANY") in order to delete the standard exceptions for mechanics' and materialmen's liens and parties in possession (other than matters which would be shown by a current survey) from the title policy at Closing, showing among other things that all debts for labor and materials in respect of the Property incurred by or on behalf of Seller have been paid in full and that there are no outstanding claims, suits, debts, rights of occupancy, encumbrances, liens or judgments against the Property, except for the Permitted Exceptions.

            C. A duly executed Certification of Non-Foreign Status that pursuant to Section 1445 of the Internal Revenue Code, certifies Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

            D. A duly executed Affidavit that pursuant to O.C.G. A. Section 48-7-128 et seq., no withholding from the proceeds of the transaction contemplated hereby is required.

            E. Such evidence as is reasonably required by the Title Company and the Purchaser evidencing the authority of Seller to enter into this Agreement and consummate the transaction contemplated herein.

            F. A Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

            G. An assignment of all of Seller's right, title and interest in and to that certain Escrow Agreement by and among Seller, Cousins Properties Incorporated and Commonwealth Land Title Insurance Company dated as of March 25, 2005, with respect to payment for the sewer extension to the Property to be constructed by Cousins Properties Incorporated.

            H. An assignment in recordable form of all of Seller's right, title and interest in and to that certain Right of First Refusal with respect to Parcel S in Cousins Westside, as evidenced by that certain Memorandum of Right of First Refusal by and between Seller and Cousins Properties Incorporated dated as of December 29, 2004, filed for record on March 28, 2005, and recorded in Deed Book 39668, page 372, Fulton County, Georgia records.

            I. An assignment of all of Seller's right, title and interest in and to that certain Sales Contract by and between Seller, as purchaser, and Cousins Properties Incorporated, as seller, dated December 29,2004, with respect to the Property.

            J. Any other documents referred to or specified in this Agreement and any other documents or agreements deemed necessary or reasonably appropriate by Seller's and Purchaser's respective counsel.

           ARTICLE IV - ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING

      At Closing, Purchaser agrees to deliver the following items to Seller:

            A. The cash portion of the Purchase Price as required by and in the manner specified in Article II hereof.

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

            B. A Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

            C. Any other documents referred to or specified in this Agreement and any other documents or agreements deemed necessary or reasonably appropriate by Purchaser's and Seller's respective counsel.

                   ARTICLE V -- SELLER'S DELIVERY OF DOCUMENTS

      Seller has delivered or will deliver the following to Purchaser (or as designated make available to Purchaser at the Property) within three (3) business days after the date of this Agreement:

            A. A copy of the latest dated survey of the Land and title insurance policy in Seller's possession.

            B. A copy of the ad valorem tax bill in Seller's possession.

            C. All existing soil reports, environmental and engineering reports, including, but not limited to, structural, plumbing, electrical, mechanical and civil matters in Seller's possession.

            ARTICLE VI -- TIME AND PLACE OF CLOSING AND CLOSING COSTS

            A. The consummation of the transaction contemplated herein shall take place at the offices of Holt Ney Zatcoff & Wasserman, LLP, Atlanta, Georgia on June 30,2005, commencing at 10:00 A.M. The consummation of the transaction contemplated herein is herein referred to as the "Closing", and the date the Closing occurs is herein referred to as the "CLOSING DATE."

            B. At Closing, Purchaser shall pay the transfer tax incident to the Deed and all other closing expenses with respect to the closing of the transaction contemplated herein, including without limitation the cost of any survey which Purchaser elects to obtain, recording fees and the premium incident to any title insurance policy to be issued to Purchaser, except that Seller and Purchaser will each pay their own attorney's fees.

                          ARTICLE VII - APPORTIONMENTS

      Seller shall be entitled to receive any income in respect of the Property and shall be obligated to pay all expenses in respect of the Property for all time periods prior to and including the day prior to the Closing Date. Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses for all time periods commencing with the Closing Date. All real property taxes including the current installment for any assessment (special, bond, or otherwise) shall be prorated at Closing. In the event that the current year's taxes are not available as of the Closing Date, the proration shall be based upon such taxes for the preceding year, but such taxes shall be reprorated between Purchaser and Seller as soon as the current year's taxes are available, immediately upon demand being made therefor by either Purchaser or Seller. This Article VII shall survive the Closing of the transaction contemplated herein.

                             ARTICLE VIII - BROKERS

            Purchaser and Seller hereby represent to each other that no real estate broker or agent was involved in negotiating the transaction contemplated herein. In the event any claim(s) for real estate commissions, fees or compensation arise in connection with this Agreement and the transaction contemplated herein, the party so incurring or causing such claim(s) shall indemnify, defend and hold harmless the other party from any loss, claim or damage which the other party suffers because of said claim(s).

                           ARTICLE IX -- MISCELLANEOUS

            A. This Agreement constitutes the entire agreement between the parties hereto and cannot be changed or modified other than by a written agreement executed by both Purchaser and Seller.

            B. There shall also be executed and delivered at Closing all other documents and instruments reasonably required or necessary to effect the transaction contemplated herein.

            C. Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated, unless such changes have been duly initialed by all parties reflecting mutual agreement. All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            D. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

            E. The captions of this Agreement are inserted for convenience or reference only and do not define, describe or limit the scope or intent of this Agreement or any of the terms hereof.

            F. Time is of the essence of this Agreement and each term and provision hereof.

            G. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

            H. All rights, powers and privileges conferred hereunder upon the parties unless otherwise provided shall be cumulative and not restricted to those given by law.

            I. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party's right to demand exact compliance with the terms hereof.

            J. Purchaser shall have the right to waive any condition or contingency herein in Purchaser's favor and Seller shall have the right to waive any condition or contingency herein in Seller's favor.

            K. Anything contained in this Agreement to the contrary notwithstanding, (i) the terms and provisions of this Agreement shall not survive Closing and shall be merged into the Deed; and (ii) Seller does not make any warranties or representations of any kind or character, expressed or implied, with respect to the Property, its physical condition, income to be derived therefrom or expenses to be incurred with respect thereto, or any other matter or thing relating to or affecting the Property, and there are no oral or written agreements, warranties or representations with respect to the Property, except as otherwise expressly set forth in this Agreement.

                          ARTICLE X -- SECTION 1031 EXCHANGE

            Purchaser and/or Seller may desire to accomplish the acquisition and sale of the Property by means of exchanges of "like-kind" property which will qualify as such under Section 1031 of the Internal Revenue Code of 1986 and all regulations issued thereunder. Seller and Purchaser are willing to cooperate with each other in an exchange, provided that neither Seller nor Purchaser incurs additional expenses or liability, is not delayed in its sale of the Property, and does not take title to the exchange property. Seller agrees that Seller will, at the direction of Purchaser or a third party intermediary acting at Purchaser's direction, receive the Purchase Price from the third party intermediary who will facilitate the like-kind exchange for Purchaser pursuant to an intermediary agreement between Purchaser and such third party intermediary. Purchaser agrees that Purchaser will, at the direction of Seller or third party intermediary acting at Seller's direction, pay the Purchase Price to the third party intermediary who will facilitate the like-kind exchange for Seller pursuant to an intermediary agreement between Seller and such third party intermediary.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

                                 PURCHASER:

                                 ROBERTS PROPERTIES RESIDENTIAL,
                                 L.P., a Georgia limited partnership

                                 By: Roberts Realty Investors, Inc., a
                                     Georgia corporation, sole general
                                     partner

                                     By: /s/ Michael A. Quinlan
                                         ---------------------------------------
                                         Michael A. Quinlan, Vice President,
                                         Secretary and Controller

                                 SELLER:

                                 ROBERTS PROPERTIES PEACHTREE DUNWOODY, LLC, a Georgia limited liability company

                                 By: Roberts Properties, Inc., a Georgia
                                     corporation, sole manager

                                     By: /s/ Anthony W. Shurtz
                                         ---------------------------------------
                                         Anthony W. Shurtz
                                         Chief Financial Officer and
                                         Secretary

                                    EXHIBIT A
                              (LEGAL DESCRIPTION)

All that tract or parcel of land lying and being in Land Lots 700 and 743 of the 1st District, 2nd Section, City of Alpharetta, Fulton County, Georgia and being more particularly described as follows:

Beginning at an iron pin set on the northwesterly right-of-way of State Route 400 (also known as McDonald Parkway and having a varied right-of-way) at its intersection with the line common to land lots 743 and 744; Thence running along the northwesterly right-of-way of State Route 400 South 63 degrees 43 minutes 36 seconds West a distance of 154.60 feet to an iron pin set; Thence continuing along said right-of-way South 70 degrees 43 minutes 17 seconds West a distance of 499.99 feet to a concrete monument found; Thence continuing along said right-of-way South 70 degrees 39 minutes 47 seconds West a distance of 199.60 feet to a concrete monument found; Thence continuing along said right-of-way South 63 degrees 43 minutes 47 seconds West a distance of 201.60 feet to a concrete monument found; Thence continuing along said right-of-way South 70 degrees 44 minutes 42 seconds West a distance of 343.70 feet to a concrete monument found; Thence continuing along said right-of-way along a curve to the left an arc distance of 280.19 feet (said arc having a radius of 5879.58 feet and being subtended by a chord 280.16 feet in length lying to the southeast of said arc and bearing South 69 degrees 25 minutes 04 seconds West) to an iron pin set; Thence leaving said right-of-way and running North 22 degrees 04 minutes 59 seconds West a distance of 120.00 feet to an iron pin set; Thence running along said right-of-way along a curve to the right an arc distance of 137.93 feet (said arc having a radius of 5999.58 feet and being subtended by a chord 137.92 feet in length lying to the southeast of said arc and bearing South 67 degrees 23 minutes 29 seconds West) to an iron pin set; Thence running North 21 degrees 36 minutes 37 seconds West a distance of 450.80 feet to an iron pin set; Thence running South 68 degrees 43 minutes 50 seconds East a distance of 184.56 feet to an iron pin set; Thence running North 22 degrees 04 minutes 58 seconds West a distance of 238.22 feet to an iron pin set on the line common to land lots 699 and 700; Thence running along the line common to land lots 699 and 700 and thence along the line common to land lots 743 and 744 South 89 degrees 02 minutes 39 seconds East a distance of 1822.75 feet to an iron pin set at its intersection with the northwesterly right-of-way of State Route 400 and The Point of Beginning;

Said tract contains 14.4796 acres (630,729 square feet), as shown on that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Roberts Properties, Inc., Roberts Properties Peachtree Dunwoody, LLC, Wachovia Bank, National Association and Commonwealth Land Title Insurance Company prepared by Lowe Engineers, Inc., and bearing the seal and certification of William J. Daniel, III, Georgia Registered Land Surveyor No. 2257, dated December 23, 2004, last revised March 17, 2005.

TOGETHER WITH a non-exclusive right, title and interest in and to the easements created in the following (collectively, the "APPURTENANT EASEMENTS"):

(a) that certain Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of December 15, 2003, filed December 18, 2003 recorded in DEED BOOK 36717, PAGE 273, Fulton County, Georgia records; as amended by First Amendment to Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of September 28, 2004, filed September 30, 2004, recorded in DEED BOOK 38521, PAGE 525, aforesaid records; and

(b) that certain Access Easement Agreement between Roberts Properties Residential, L.P. and Roberts Properties Peachtree Dunwoody, LLC, dated March 25, 2005, filed March 28,2005, recorded in DEED BOOK 39668, PAGE 377, aforesaid records.

                                    EXHIBIT B
                             (PERMITTED EXCEPTIONS)

1. General and special taxes and assessments for the year 2005 and subsequent years, not yet due and payable; and the lien of additional real property taxes by reason of increased or amended assessments.

2. Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of December 15, 2003, filed December 18, 2003 recorded in DEED BOOK 36717, PAGE 273, aforesaid records; as amended by First Amendment to Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of September 28, 2004, filed September 30, 2004, recorded in DEED BOOK 38521, PAGE 525, aforesaid records.

3. Terms and conditions of that certain Access Easement Agreement between Roberts Properties Residential, L.P. and Roberts Properties Peachtree Dunwoody, LLC, dated March 25, 2005, filed March 28, 2005, recorded in DEED BOOK 39668, PAGE 377, aforesaid records.

4. All matters disclosed on that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Roberts Properties Peachtree Dunwoody, LLC, Wachovia Bank, National Association, and Commonwealth Land Title Insurance Company, prepared by William J. Daniel, III Georgia Registered Land Surveyor No. 2257 of Lowe Engineers, dated December 23 2004, last revised March 17, 2005.

5. Easement from Cousins Properties Incorporated to Georgia Power Company, dated June 17, 1998, filed August 3 1998, recorded in DEED BOOK 25056, PAGE 291, aforesaid records, (affects Appurtenant Easements only).

6. Sewer Easement from Cousins Properties Incorporated to Fulton County, dated December 23, 1999, filed March 22, 2000, recorded in DEED BOOK 28732, PAGE 306, aforesaid records, (affects Appurtenant Easements only).

7. Easements, reservations and covenants contained in that certain Limited Warranty Deed from Cousins Properties Incorporated, a Georgia corporation, to Roberts Properties Residential, L.P., dated as of December 29, 2004, filed December 30, 2004, recorded in DEED BOOK 39097, PAGE 560, aforesaid records, (affects Appurtenant Easements only).

8. Sewer easement contained in that certain Limited Warranty Deed from Cousins Properties Incorporated, a Georgia corporation, and Roberts Properties Peachtree Dunwoody, LLC, a Georgia limited liability company, dated March 25, 2005, filed March 28, 2005, recorded in DEED BOOK 39668, PAGE 353, aforesaid records.

9. Easements, reservations, covenants and restrictions contained in that certain Limited Warranty Deed from Cousins Properties Incorporated, a Georgia corporation, to Roberts Properties Peachtree Dunwoody, LLC, a Georgia limited liability company, dated March 25, 2005, filed March 28, 2005, recorded in DEED BOOK 39668, PAGE 353, aforesaid records.

10. Access Easement Agreement between Roberts Properties Residential, L.P. and Roberts Properties Peachtree Dunwoody, LLC, dated March 25, filed March 28, 2005, recorded in DEED BOOK 39668, PAGE 377, aforesaid records.

                                      -10-